AMENDED AND RESTATED TERMINATION AGREEMENT AND
GENERAL RELEASE OF CLAIMS
This AMENDED AND RESTATED TERMINATION AGREEMENT AND GENERAL RELEASE OF CLAIMS (“Agreement”) is entered into effective as of February 1, 2026 (the “A&R Effective Date”) by and between Daktronics, Inc. (the “Company”), and Brad Wiemann (“Employee”). The Company and Employee are referred to individually as a “Party” and collectively as the “Parties.”
WHEREAS, Employee served as the Company’s Interim President and Chief Executive Officer;
WHEREAS, the Company previously issued Employee an offer letter of employment effective March 5, 2025 (“Offer Letter”);
WHEREAS, the Parties previously entered into this Agreement in order to memorialize their mutual understanding regarding the future appointment of a permanent Chief Executive Officer and the transition of Employee’s duties;
WHEREAS, the Parties desire to clarify Employee’s transition period as follows: (i) Employee continued to serve as the Company’s Interim President and Chief Executive Officer through February 1, 2026 (the “CEO Transition”), (ii) Employee will continue to serve as an Advisor to the CEO through March 15, 2026 (“Advisory Period”), (iii) Employee may, but is not required, to retire at the end of the Advisory Period;
WHEREAS, (i) the Company intends to provide the Transition Payment (as defined below) on the first regular pay date following the CEO Transition in consideration of a release of claims and subject to the terms and conditions of this Agreement and (ii) the Transition Payment is intended to be in the form of the accelerated vesting and cash settlement of Employee’s Restricted Stock Unit Grant dated March 5, 2025 (the “Retention Grant”), plus an additional cash payment if necessary to ensure the cash payment for the Retention Grant is at least $300,000 and the provision of certain benefit continuation payments as described in this Agreement;
WHEREAS, the Employee will be provided cash compensation at a monthly rate of $60,000, less applicable taxes and withholding, paid in accordance with the Company’s normal payroll practices and pro-rated for any partial month to full-time employees of the company (except those Excluded Benefits, as defined herein); and
WHEREAS, the Parties wish to resolve any and all claims that Employee has or may have against the Company or any of the other Released Parties (as defined below), including any claims that Employee may have arising out of Employee’s employment or the end of such employment.

NOW, THEREFORE, in consideration of the promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Employee and the Company, the Parties hereby acknowledge and agree as follows:
1.End of Service as Interim President and Chief Executive Officer.
(a)Employee’s service as Interim President and Chief Executive Officer with the Company shall end on February 1, 2026; however, Employee’s employment will continue following the CEO Transition as an Advisor to the Chief Executive Officer during the Advisory Period. Employee may retire at any time following the Advisory Period upon thirty (30) calendar days prior written notice, but in any event not later than September 5, 2026 (such period from the end of the Advisory Period through September 5, 2026, the “Extended Advisory Period”). Employee’s date of termination is referred to herein as the “Termination Date.” Employee will be provided cash compensation at a monthly rate of $60,000, less applicable taxes and withholding, paid in accordance with the Company’s normal payroll practices, pro-rated for any partial month of service until the Termination Date along with all other benefits provided to full-time employees (except those Excluded Benefits). The rate of compensation constitutes a base salary as well as bonus and consequently, the Employee is not entitled to receive any annual incentive bonus under the Company’s annual incentive plan. Employee’s employment is on an “at will” basis, meaning that either Employee or the Company may terminate employment at any time and for any reason or no reason. Further, Employee agrees not to take paid leave for more than ten (10) business days in a row without prior approval unless due to illness. Paid leave must be taken in good faith and consistent with the intended purpose of this Agreement. As of the date of this agreement Employee has 28 days of scheduled PTO on his calendar through September 5, 2026, of which seven (7) are planned before the end of the Advisory Period. Employee will not be entitled to receive an annual incentive bonus under the Company’s annual incentive plan or any equity grants that have not been granted as of the date of this Agreement nor will Employee be entitled to receive benefits under the Company’s Employee Retention and Protection Plan (collectively, the “Excluded Benefits”).
(b)Subject to Section 1(f), if Employee retires on or after March 15, 2026, but before May 30, 2026, or in the event Employee’s employment is terminated without Cause by the Company at any time prior to March 15, 2026, and, Employee timely elects to continue coverage for Employee and Employee’s eligible dependents under the Company’s group health plans (the “Group Plans”) pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company shall reimburse Employee in an amount equal to the difference between the amount Employee pays to effect and continue such coverage and the employee contribution amount that similarly situated employees of the Company pay for the same or similar coverage under such Group Plans that would otherwise be payable by Employee for continued health or welfare benefits provided to Employee and Employee’s dependents pursuant to COBRA, less applicable taxes (the “COBRA Payment”), for a period of twelve (12) months following the Termination Date.
(c)Upon Employee’s retirement on or after May 30, 2026, if Employee provides the Notice of Retirement described below, or in the event Employee’s employment is terminated without Cause by the Company at any time prior to the end of the Extended Advisory Period, in each case provided the Employee complies with Section 1(f) (each a “Qualifying Termination”), the vesting of all unvested stock option and restricted stock unit awards previously granted to Employee under the Company’s equity-based compensation plans that are outstanding immediately prior to the Qualifying Termination (the “Outstanding Awards”) shall be fully accelerated such that each of the Outstanding Awards shall become 100% vested and, as applicable, exercisable immediately prior to the Qualifying Termination. In addition, if, in connection with a Qualifying Termination, Employee timely elects to continue coverage for Employee and Employee’s eligible dependents under the Group Plans pursuant to COBRA, the Company shall reimburse Employee in an amount equal to the COBRA Payment for a period of eighteen (18) months following the Qualifying Termination (the “Qualifying Termination Reimbursement Period”). The “Notice of Retirement” required by this Section 1(c) is written notice to the Company no fewer than thirty (30) calendar days prior to the date of Employee’s retirement; provided, however, that if Employee retires on September 5, 2026, no Notice of Retirement will be required pursuant to this Section 1(c).
(d)Each reimbursement of any COBRA Payment pursuant to Sections 1(b) or 1(c) shall be paid to Employee on the Company’s first regularly scheduled pay date in the calendar month immediately following the calendar month in which Employee submits to the Company documentation of the applicable premium payment having been paid by Employee, which documentation shall be submitted by Employee to the Company within thirty (30) days following the date on which the applicable premium payment is paid. Employee shall be eligible to receive the COBRA Payment until the earliest of: (A) the last day of the Qualifying Termination Reimbursement Period, (B) the date Employee is no longer eligible to receive COBRA continuation coverage, and (C) the date Employee becomes eligible to receive substantially similar coverage from another employer. Notwithstanding the foregoing, if the provision of the benefits described in this paragraph cannot be provided in the manner described above without penalty, tax or other adverse impact on the Company, then the Company shall determine an alternative manner in which the Company may provide substantially equivalent benefits to Employee without such adverse impact on the Company.
(e)For purposes of this Agreement, the term “Cause” shall mean any of the following: (i) Employee’s material breach of any written employment, service, confidentiality, non-compete or similar agreement between the Company or a subsidiary of the Company and the Employee; (ii) Employee’s material breach of any material code of conduct or code of ethics established by the Company or a subsidiary of the Company; (iii) the commission of a felony by the Employee or the failure of the Employee to contest prosecution for a felony; or (iv) Employee’s willful misconduct, dishonesty, breach of fiduciary duty or gross negligence involving the business or reputation of the Company or a subsidiary of the Company.
(f)Employee will not be entitled to severance or termination benefits upon his termination of employment other than the benefits described in Sections 1 and 2 of this Agreement. The benefits provided under Sections 1 and 2 are conditioned upon and require that Employee timely executes and returns to the Company (and does not revoke in the time provided to do so) the Confirming Release as set forth in Section 5 below, and abides by each of Employee’s commitments set forth herein.
2.Transition Payment. Provided that Employee timely executes this Agreement and returns it to the Company, care of Shawna Hanson, Shawna.Hanson@daktronics.com, then the Company will provide Employee with the following: (x) an amount in cash equal to the fair market value of the Retention Grant which shall become immediately vested in full as of February 1, 2026, and determined using the per share closing price of the Company’s Common Stock as reported on The Nasdaq Global Select Market at the close of business on February 2, 2026 and (y) an additional cash payment, if any, equal to the amount by which $300,000 exceeds the fair market value of the Retention Grant (determined in accordance with subparagraph (x)), in each case less applicable taxes and withholding (collectively, the “Transition Payment”). The Transition Payment shall be payable in a single lump sum cash payment on the Company’s first regularly scheduled pay date following the execution of this amended and restated Agreement; provided, however, if Employee terminates employment prior to or in connection with the payment of the Transition Payment, the Transition Payment will be subject to execution of the Confirming Release and will not be paid until the first pay date following the Confirming Release Revocation Period. For avoidance of doubt, should the fair market value of the Retention Grant at the end of the CEO Transition equal or exceed $300,000, no additional cash payment shall be payable under subparagraph (y).
3.Satisfaction of Transition Payment Obligations; Receipt of Leaves, Bonuses, and Other Compensation. Employee represents, acknowledges and agrees that, with the exception of the Transition Payment and any amounts potentially due pursuant to Section 1, Employee has been paid in full all bonuses, been provided all benefits, and otherwise received all wages, compensation, and other sums owed or that could be owed by the Company and the other Company Parties to Employee. Employee further represents, acknowledges and agrees that he has received all leaves (paid and unpaid) that he has been entitled to receive from the Company and the other Company Parties through the Signing Date. Employee further acknowledges and agrees that he has no further rights to payments, severance pay or benefits from any Company Party other than as set forth in Sections 1 and 2 above.
4.Complete Release of Claims.
(a)For good and valuable consideration, including Employee’s receipt of the consideration described in Sections 1 and 2 above (and any portion thereof), Employee, on behalf of Employee and Employee’s successors, heirs, affiliates, estate, assigns, and anyone purporting to claim through or on behalf of Employee, does hereby forever, fully and finally release, acquit, and discharge the Company and its subsidiaries, related companies, parents and other affiliates (collectively, each of the foregoing entities are referred to herein as the “Company Parties” and each is a “Company Party”), and each of the Company Parties’ respective past, present and future affiliates and subsidiaries and each of the foregoing entities’ respective predecessors, successors, shareholders, members, partners, officers, managers, directors, fiduciaries, employees, representatives, agents, and benefit plans (and the fiduciaries of such plans), in their personal and representative capacities (collectively, each Company Party and each other person and entity referenced in this sentence, the “Released Parties” and each a “Released Party”), from liability for, and does hereby covenant and agree never to institute or cause to be instituted any suit or other form of action or proceeding of any kind or nature whatsoever against any of the Released Parties based upon, claims, demands, losses, indebtedness, agreements, promises, causes of action, obligations, damages and liabilities of any nature whatsoever, in law or in equity, whether or not known, suspected or claimed, that Employee has ever had, has claimed to have, now has, or could have against any Released Party by reason of any act, omission, event, occurrence, or thing existing or occurring on or before the date Employee signs this Agreement (“Signing Date”), including any and all claims, demands, losses, indebtedness, agreements, promises, causes of action, obligations, damages and liabilities relating to Employee’s employment with or engagement by any Released Party, Employee’s awards under any equity incentive, compensation or bonus plan or arrangement sponsored or maintained by any Released Party, Employee’s equity or equity-based interest in any Released Party, or any other acts or omissions related to any matter existing or occurring on or prior to the Signing Date, including: (i) any alleged violation of any federal, state or local employment law, including those relating to anti-discrimination and anti-retaliation, or any other local, state or federal law, regulation or ordinance, including, for the avoidance of doubt; Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; Sections 1981 through 1988 of Title 42 of the United States Code; the Americans with Disabilities Act of 1990; the Employee Retirement Income Security Act of 1974 (“ERISA”); the Family and Medical Leave Act of 1993; the Immigration Reform Control Act; the Americans with Disabilities Act of 1990; the Occupational Safety and Health Act; the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act; any federal, state or local wage and hour law; (ii) any public policy, contract, tort, or common law claim, including any claim for defamation, emotional distress, fraud or misrepresentation of any kind, promissory estoppel, breach of any implied duty of good faith and fair dealing, breach of implied or express contract, breach of fiduciary duty or wrongful discharge; (iii) any allegation for costs, fees, or other expenses including attorneys’ fees incurred in, or with respect to, any Released Claims (as defined below); (iv) any claim, whether direct or derivative, arising from, or relating to, Employee’s status as a holder of any shares or interests in any Released Party; (v) any and all rights, benefits or claims Employee may have under (x) any employment agreement, offer letter, incentive plan, bonus agreement, or award agreement (including any agreement evidencing the RSUs or options), or otherwise with respect to any amount owed on or before the Signing Date or (y) any other agreement, plan or arrangement with, or sponsored or maintained by, any Released Party; and (vii) any claim for compensation or benefits of any kind through the Signing Date (collectively, the “Released Claims”). THIS RELEASE INCLUDES MATTERS ATTRIBUTABLE TO THE SOLE OR PARTIAL NEGLIGENCE (WHETHER GROSS OR SIMPLE) OR OTHER FAULT, INCLUDING STRICT LIABILITY, OF ANY OF THE RELEASED PARTIES.
(b)The foregoing release does not release or impair (i) any rights to vested benefits under an employee benefit plan of any Released Party that is subject to ERISA and that cannot be released pursuant to ERISA, (ii) any claims first arising after the Signing Date, (iii) Employee’s ability to file a claim for unemployment insurance or workers’ compensation benefits, (iv) or claims for breach of this Agreement. Further, nothing in this Agreement prevents Employee from filing any non-legally waivable claim, including a challenge to the validity of this Agreement, with the Equal Employment Opportunity Commission, the Securities and Exchange Commission, or other federal, state or local governmental agency or commission (collectively “Governmental Agencies”) or participating in (or cooperating with) any investigation or proceeding conducted by any Governmental Agency; however, Employee understands and agrees that, to the extent permitted by law, Employee is waiving any and all rights to recover any monetary or personal relief or recovery from the Released Parties as a result of such Governmental Agency proceeding or subsequent legal actions.
(c)Nothing herein waives (and the Released Claims do not include) Employee’s right to receive an award for information provided to a Governmental Agency (including, for the avoidance of doubt, any monetary award or bounty from any governmental agency or regulatory or law enforcement authority in connection with any protected “whistleblower” activity), and nothing herein or in any other agreement between Employee and any Released Party shall prohibit or restrict Employee from (i) initiating communications directly with, cooperating with, providing information or making statements to, causing information to be provided to, or otherwise assisting in an investigation by, any Governmental Agency; (ii) responding to any inquiry or legal process directed to Employee from any Governmental Agency; (iii) testifying, participating or otherwise assisting in any action or proceeding by any Governmental Agency; or (iv) making any disclosures that are protected under the whistleblower provisions of any applicable law. Nothing in this Agreement requires Employee to obtain prior authorization before engaging in any conduct described in the previous sentence or to notify any Released Party that Employee engaged in any such conduct.
5.Confirming Release. On or prior to 30 days following a Qualifying Termination, but no earlier than the Termination Date, Employee shall execute the Confirming Release Agreement that is attached as Exhibit A (the “Confirming Release”), which is incorporated by reference as if fully set forth herein, and return the executed Confirming Release to Shawna Hanson, Shawna.Hanson@daktronics.com), so that it is received no later than the first business day after 30 days following a Qualifying Termination.
6.Review of Agreement; Employee’s Representations.
(a)This is an important legal document, and the Company hereby advises Employee to consult with an attorney prior to signing this Agreement.
(b)Employee acknowledges and agrees that: (i) Employee has been advised, and hereby is advised in writing, to discuss this Agreement with an attorney of Employee’s choice before signing this Agreement, and Employee has had adequate opportunity to do so; (ii) Employee has had sufficient time to consider this Agreement before signing it; (iii) Employee is receiving, pursuant to this Agreement, consideration in addition to anything of value to which Employee is already entitled; and (iv) neither the Company nor any other Company Party has provided any tax or legal advice to Employee regarding this Agreement, and Employee has had an adequate opportunity to receive sufficient tax and legal advice from advisors of Employee’s own choosing such that Employee enters into this Agreement with full understanding of the tax and legal implications thereof.

(c)Employee is signing this Agreement knowingly, voluntarily and of Employee’s own free will. Employee relies on Employee’s own judgment in entering into this Agreement, and Employee understands and agrees to each of the terms of this Agreement.
(d)The only matters relied upon by Employee and causing Employee to sign this Agreement are the provisions set forth in writing within the four corners of this Agreement, and in entering this Agreement, Employee has not relied on any representation or statement, written or oral, of any Company Party or any Company Party’s agent that is not set forth in this Agreement.
7.Return of Company Property. Employee agrees that, not later than the Termination Date, Employee shall return (without retaining copies of) all property belonging to the Company and any other Company Party, including the originals and all copies of any records, documents, electronically stored information, computer files or drives, or other materials which contain information about the Company’s business or were provided to Employee by the Company or any other Company Party in the course of Employee’s employment or engagement.
8.Applicable Law. This Agreement shall in all respects be construed according to the laws of the State of South Dakota without regard to its conflict of laws principles that would result in the application of the laws of another jurisdiction. The parties consent to the jurisdiction of the courts of the State of South Dakota for any disputes arising hereunder.
9.No Waiver. No failure by either Party at any time to give notice of any breach by the other party of, or to require compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.
10.Interpretation. In this Agreement, (a) the use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter; (b) references to Sections refer to Sections of this Agreement; (c) the words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole (including the Confirming Release), and not to any particular subdivision unless expressly so limited; (d) references in any Section or definition to any clause means such clause of such Section or definition; (e) reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified (including any waiver or consent) and in effect from time to time in accordance with the terms thereof; (f) reference to any law (including, for the avoidance of doubt, within the Confirming Release) means such law as amended, modified, codified, reenacted or replaced and in effect from time to time; and (g) references to “or” shall be interpreted to mean “and/or”. The Section titles and headings in this Agreement are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Party hereto, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the Parties hereto and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the Parties.
11.Severability. To the extent permitted by applicable law, the Company and Employee hereby agree that any term or provision of this Agreement that renders such term or provision or any other term or provision hereof invalid or unenforceable in any respect shall be severable and shall be modified or severed to the extent necessary to avoid rendering such term or provision invalid or unenforceable, and such modification or severance shall be accomplished in the manner that most nearly preserves the benefit of the Parties’ bargain hereunder.
12.Withholding of Taxes and Other Deductions. The Company may withhold from all payments made pursuant to this Agreement all federal, state, local, and other taxes and withholdings as may be required pursuant to any law or governmental regulation or ruling.
13.Section 409A. Notwithstanding any provision of this Agreement to the contrary, all provisions of this Agreement are intended to be exempt from or to comply with Section 409A of the Internal Revenue Code of 1986 (the “Code”), and the applicable Treasury regulations and administrative guidance issued thereunder (collectively, “Section 409A”) or an exemption therefrom and shall be construed and administered in accordance with such intent. For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment. Notwithstanding the foregoing, the Company makes no representations that the payment(s) and benefits provided under this Agreement comply with or are exempt from the requirements of Section 409A and in no event shall the Company or any other Company Party be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by Employee on account of non-compliance with Section 409A.
14.Counterparts. This Agreement may be executed in one or more counterparts (including portable document format (.pdf) counterparts), each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.
15.Third-Party Beneficiaries; Assignment. Each Released Party that is not a signatory hereto shall be an intended third-party beneficiary of Employee’s covenants, representations, and release of claims set forth in this Agreement and shall be entitled to enforce such covenants, representations, and release as if a party hereto. The Company has the right to assign this Agreement, including to any successor, but Employee does not. This Agreement inures to the benefit of the successors and assigns of the Company, who are intended third party beneficiaries of this Agreement.
16.Entire Agreement; Amendment. This Agreement represents the entire agreement between the Company and Employee regarding the subject matter herein. Subject to Section 13, this Agreement may not be changed except by written amendment duly executed by Employee and the Company.
[Signatures begin on the following page]

IN WITNESS WHEREOF, the parties hereto have knowingly and voluntarily executed this Agreement with the intent to be legally bound.
BRAD WIEMANN

/s/ Brad Wiemann

Date: February 18, 2026

DAKTRONICS, INC.

By: /s/ Ramesh Jayaraman

Name: Ramesh Jayaraman

Title: Chief Executive Officer

Date: February 18, 2026

EXHIBIT A
CONFIRMING RELEASE AGREEMENT
This Confirming Release Agreement (the “Confirming Release”) is that certain Confirming Release referenced in Section 5 of the Amended and Restated Transition and Termination Agreement and General Release of Claims (the “Termination Agreement”), entered into by and between Daktronics, Inc. (the “Company”), and Brad Wiemann (“Employee”). Capitalized terms used herein that are not otherwise defined have the meanings assigned to them in the Termination Agreement. In signing below, Employee agrees as follows:
1.Complete Release of Claims.
(a)For good and valuable consideration, including the consideration set forth in Section 2of the Termination Agreement (and any portion thereof), Employee, on behalf of Employee and Employee’s successors, heirs, affiliates, estate, assigns, and anyone purporting to claim through or on behalf of Employee, does hereby forever, fully and finally release, acquit, and discharge the Company and its parents, subsidiaries, and other affiliates (collectively, each of the foregoing entities are referred to herein as the “Confirming Release Company Parties” and each is a “Confirming Release Company Party”), and each of the Confirming Release Company Parties’ respective past, present and future affiliates and subsidiaries and each of the foregoing entities’ respective predecessors, successors, shareholders, members, partners, officers, managers, directors, fiduciaries, employees, representatives, agents, and benefit plans (and the fiduciaries of such plans), in their personal and representative capacities (collectively, each Confirming Release Company Party and each other person and entity referenced in this sentence, the “Confirming Released Parties” and each a “Confirming Released Party”), from liability for, and does hereby covenant and agree never to institute or cause to be instituted any suit or other form of action or proceeding of any kind or nature whatsoever against any of the Confirming Released Parties based upon, claims, demands, losses, indebtedness, agreements, promises, causes of action, obligations, damages and liabilities of any nature whatsoever, in law or in equity, whether or not known, suspected or claimed, that Employee has ever had, has claimed to have, now has, or could have against any Confirming Released Party by reason of any act, omission, event, occurrence, or thing existing or occurring on or before the date Employee signs this Confirming Release (the “Confirming Release Signing Date”), including any and all claims, demands, losses, indebtedness, agreements, promises, causes of action, obligations, damages and liabilities relating to Employee’s employment with or engagement by any Confirming Released Party, Employee’s awards under any equity incentive, compensation or bonus plan or arrangement sponsored or maintained by any Confirming Released Party, Employee’s equity or equity-based interest in any Confirming Released Party, or any other acts or omissions related to any matter existing or occurring on or prior to the Confirming Release Signing Date, including: (i) any alleged violation of any federal, state or local employment law, including those relating to anti-discrimination and anti-retaliation, or any other local, state or federal law, regulation or ordinance, including, for the avoidance of doubt, the Age Discrimination in Employment Act (including as amended by the Older Workers Benefit Protection Act); Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; Sections 1981 through 1988 of Title 42 of the
Exhibit A-1

United States Code; the Americans with Disabilities Act of 1990; the Employee Retirement Income Security Act of 1974 (“ERISA”); the Family and Medical Leave Act of 1993; the Immigration Reform Control Act; the Americans with Disabilities Act of 1990; the Occupational Safety and Health Act; the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act; any federal, state or local wage and hour law; (ii) any public policy, contract, tort, or common law claim, including any claim for defamation, emotional distress, fraud or misrepresentation of any kind, promissory estoppel, breach of any implied duty of good faith and fair dealing, breach of implied or express contract, breach of fiduciary duty or wrongful discharge; (iii) any allegation for costs, fees, or other expenses including attorneys’ fees incurred in, or with respect to, any Confirming Released Claims (as defined below); (iv) any claim, whether direct or derivative, arising from, or relating to, Employee’s status as a holder of any shares or interests in any Confirming Released Party; (v) any and all rights, benefits or claims Employee may have under (x) any employment agreement, offer letter, incentive plan, bonus agreement, or award agreement, or otherwise with respect to any amount owed on or before the Confirming Release Signing Date or (y) any other agreement, plan or arrangement with, or sponsored or maintained by, any Confirming Released Party; and (vi) any claim for compensation or benefits of any kind through the Signing Date (collectively, the “Confirming Released Claims”). THIS RELEASE INCLUDES MATTERS ATTRIBUTABLE TO THE SOLE OR PARTIAL NEGLIGENCE (WHETHER GROSS OR SIMPLE) OR OTHER FAULT, INCLUDING STRICT LIABILITY, OF ANY OF THE RELEASED PARTIES.
(b)The foregoing release does not release or impair (i) any rights to vested benefits under an employee benefit plan of any Confirming Released Party that is subject to ERISA and that cannot be released pursuant to ERISA, (ii) any claims first arising after the Confirming Release Signing Date or (iii) Employee’s ability to file a claim for unemployment insurance or workers’ compensation benefits. Further, nothing in this Confirming Release prevents Employee from filing any non-legally waivable claim, including a challenge to the validity of this Agreement, with the Equal Employment Opportunity Commission, the Securities and Exchange Commission, or other federal, state or local governmental agency or commission (collectively “Governmental Agencies”) or participating in (or cooperating with) any investigation or proceeding conducted by any Governmental Agency; however, Employee understands and agrees that, to the extent permitted by law, Employee is waiving any and all rights to recover any monetary or personal relief or recovery from the Confirming Released Parties as a result of such Governmental Agency proceeding or subsequent legal actions.
(c)Nothing herein waives (and the Confirming Released Claims do not include) Employee’s right to receive an award for information provided to a Governmental Agency (including, for the avoidance of doubt, any monetary award or bounty from any governmental agency or regulatory or law enforcement authority in connection with any protected “whistleblower” activity), and nothing herein or in any other agreement between Employee and any Confirming Released Party shall prohibit or restrict Employee from (i) initiating communications directly with, cooperating with, providing information or making statements to, causing information to be provided to, or otherwise assisting in an investigation by, any Governmental Agency; (ii) responding to any inquiry or legal process directed to
Exhibit A-2

Employee from any Governmental Agency; (iii) testifying, participating or otherwise assisting in any action or proceeding by any Governmental Agency; or (iv) making any disclosures that are protected under the whistleblower provisions of any applicable law. Nothing in this Confirming Release requires Employee to obtain prior authorization before engaging in any conduct described in the previous sentence or to notify any Confirming Released Party that Employee engaged in any such conduct.
2.Satisfaction of Obligations; Receipt of Leaves, Bonuses, and Other Compensation. Employee acknowledges and agrees that Employee has been paid in full all bonuses, been provided all benefits, been afforded all rights and otherwise received all wages, compensation, and other sums that Employee has been owed or ever could be owed by each Confirming Release Company Party (with the exception of any Transition Payment to which Employee is entitled pursuant to Section 2 of the Termination Agreement and, if still unpaid on the date Employee signs this Confirming Release, any unpaid base salary for the pay period in which the Termination Date occurred). Employee further acknowledges and agrees that Employee has received all leaves (paid and unpaid) that Employee has been entitled to receive from each Confirming Release Company Party.
3.Employee’s Acknowledgments. This is an important legal document, and the Company hereby advises Employee to consult with an attorney of Employee’s choosing prior to signing this Confirming Release. In executing and delivering this Confirming Release, Employee expressly acknowledges that: (a) Employee has carefully read this Confirming Release and has had sufficient time (and at least twenty-one (21) days) to consider this Confirming Release before its execution and delivery to the Company; (b) Employee is receiving, pursuant to the Termination Agreement and Employee’s execution of this Confirming Release, consideration in addition to anything of value to which Employee is already entitled; (c) Employee has been advised to discuss this Confirming Release with an attorney of Employee’s choice before signing this Confirming Release, and Employee has had an adequate opportunity to do so prior to executing this Confirming Release; (d) Employee fully understands the final and binding effect of this Confirming Release; the only promises made to Employee to sign this Confirming Release are those contained herein and in the Termination Agreement, Employee is relying upon Employee’s own judgment in entering into this Confirming Release and, in entering this Agreement, Employee has not relied on any representation or statement, written or oral, of any Confirming Release Company Party or any Confirming Release Company Party’s agent that is not set forth in the Termination Agreement (including this Confirming Release); (e) Employee is signing this Confirming Release knowingly, voluntarily and of Employee’s own free will, and Employee understands and agrees to each of the terms of this Confirming Release; and (f) the only matters relied upon by Employee and causing Employee to sign this Confirming Release are the provisions set forth in writing within this Confirming Release and the Termination Agreement.
4.Revocation Right. Employee may revoke the delivery (and therefore the effectiveness) of this Confirming Release within the seven-day period beginning on the date Employee executes this Confirming Release (such seven-day period being referred to herein as
Exhibit A-3

the “Confirming Release Revocation Period”). To be effective, such revocation must be in writing signed by Employee and must be received by Shawna Hanson, shawna.hanson@daktronics.com), so that it is received no later than 11:59 p.m. central time, on the last day of the Confirming Release Revocation Period. In the event Employee exercises his revocation right as set forth herein, this Confirming Release will be of no force or effect, Employee will not be entitled to receive the consideration set forth in Sections 1 and 2 of the Termination Agreement, and all other provisions of the Termination Agreement shall remain in full force and effect.
5.Return of Property. Employee represents and warrants that Employee has returned to the Company all property belonging to the Company or any other Confirming Release Company Party, including the originals and all copies of any records, documents, electronically stored information, computer files or drives, or other materials which contain information about the Company’s or any other Confirming Release Company Party’s business or were provided to Employee by the Company or any other Confirming Release Company Party in the course of Employee’s employment or engagement.
EMPLOYEE HAS CAREFULLY READ THIS CONFIRMING RELEASE, FULLY UNDERSTANDS SUCH CONFIRMING RELEASE, AND SIGNS IT AS EMPLOYEE’S OWN FREE ACT.

/s/ Brad Wiemann
Brad Wiemann

Date: February 18, 2026

Exhibit A-4